Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

      Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of T REIT, Inc. (the “Company”) hereby certifies, to his knowledge, that:

(i) the accompanying Quarterly Report on Form 10-Q of the Company for the period ended June 30, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ RICHARD T. HUTTON, JR.

Richard T. Hutton, Jr.
Interim Chief Financial Officer

Date: August 16, 2004

      The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350, and is not being filed as part of the Report or as a separate disclosure document. The signed original of this written statement required by Section 906 has been provided to T REIT, Inc. and will be retained by T REIT, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.